Media contact:
Michelle S. Morris
Vice President, Corporate Communications
800 Cabin Hill Drive
Greensburg, Pa. 15601-1689
Phone: (724) 838-6966
Media Hotline: 1-888-233-3583
E-Mail: mmorri3@alleghenyenergy.com	Investor contact: Max Kuniansky Director, Investor Relations 800 Cabin Hill Drive Greensburg, Pa. 15601-1689 Phone: (724) 838-6895 E-Mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Names New President of Generation Business

Greensburg, Pa., July 1, 2004 – Allegheny Energy, Inc. (NYSE:AYE) today announced that John P. Campbell, formerly Vice President of Operations for Mirant Corporation, would become President of Allegheny Energy Supply, LLC, effective July 12. He succeeds David C. Benson who is retiring after more than 26 years of service. Mr. Campbell will report to Paul J. Evanson, Chairman, President, and CEO of Allegheny Energy.

“I’m pleased to welcome John to the senior management team. His expertise in coal-fired power plants and his record of performance improvement will be instrumental in ensuring that we achieve the targeted results in our generation business,” said Mr. Evanson.

Most recently, Mr. Campbell was responsible for Mirant Corporation’s worldwide generation portfolio. Previously, he was Managing Director for Reliant Energy, Coal-Fired Generation. He also had significant experience with GPU Generation Company and Pennsylvania Electric Company in various technical services and engineering roles.

Mr. Campbell is a graduate of the University of Pittsburgh, with a BS in Mechanical Engineering. He is also a certified Professional Engineer with the Commonwealth of Pennsylvania.

Consistent with the revised New York Stock Exchange listing standards recently approved by the U.S. Securities and Exchange Commission, Allegheny Energy stated that Mr. Campbell will receive an inducement award of 25,000 stock units on July 12, 2004. One-fifth of the units vest on each of July 12, 2005, July 12, 2006, July 12, 2007, July 12, 2008, and July 12, 2009. Payment of the units will be made in shares of Allegheny Energy stock.

Headquartered in Greensburg, Pa., Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; the closing of various agreements; execution of restructuring activity and liquidity enhancement plans; results of litigation; financing and plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny’s competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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